Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Allied Asset Advisors Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Allied Asset Advisors Funds for the six months ended November 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Allied Asset Advisors Funds for the stated period.

/s/Bassam Osman Bassam Osman President, Allied Asset Advisors Funds	/s/Mohammad Basheeruddin Mohammad Basheeruddin Treasurer, Allied Asset Advisors Funds
Date: February 7, 2013	Date: February 7, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Allied Asset Advisors Funds for purposes of Section 18 of the Securities Exchange Act of 1934.